EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-221452 of Huntington Ingalls Industries, Inc. on Form S-8 of our report dated June 14, 2019, relating to the financial statements and supplemental schedule of Huntington Ingalls Industries Savings Plan appearing in this Annual Report on Form 11-K of the Huntington Ingalls Industries Savings Plan for the year ended December 31, 2018.
/s/ DELOITTE & TOUCHE LLP
Richmond, Virginia
June 14, 2019